UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2023

INTELLIA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37766	36-4785571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Erie Street, Suite 130 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 285-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NTLA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On October 3, 2023, Intellia Therapeutics, Inc. (“Intellia”) issued a press release titled “Regeneron and Intellia Announce Expanded Research Collaboration to Develop CRISPR-Based Therapies for the Treatment of Neurological and Muscular Diseases.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information under this Item 7.01, including Exhibit 99.1 hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On October 3, 2023, Regeneron Pharmaceuticals, Inc. (“Regeneron”) and Intellia announced an expanded research collaboration to develop additional in vivo CRISPR-based gene editing therapies focused on neurological and muscular diseases. This expansion builds on the success of the companies’ existing collaboration and continues to combine both companies’ deep biology and technology expertise. The collaboration will leverage Regeneron’s proprietary antibody-targeted adeno-associated virus (AAV) vectors and delivery systems and Intellia’s proprietary Nme2 CRISPR/Cas9 systems adapted for viral vector delivery and designed to precisely modify a target gene.

Under the terms of the expanded agreement, the companies will initially research two in vivo non-liver targets. Intellia will lead the design of the editing methodology and Regeneron will lead the design of the targeted viral vector delivery approach. Each company will have the opportunity to lead potential development and commercialization of product candidates for one target, and the company that is not leading development and commercialization will have the option to enter into a co-development and co-commercialization agreement for the target.

Forward Looking Statements.

This Current Report on Form 8-K and certain of the materials furnished or filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding Intellia’s beliefs and expectations regarding: its strategy, business plans and focus; its ability to quickly and efficiently realize the scope and potential of its genome editing technology; its ability to maintain, expand and maximize its intellectual property portfolio and pipeline as well as accelerate clinical validation for its platform, including through its existing and expanded collaboration with Regeneron; the therapeutic value and development potential of CRISPR/Cas9 genome editing technologies and therapies; Intellia’s ability to combine its CRISPR genome editing platform with Regeneron’s proprietary AAV vectors and delivery systems; and the expected strategic benefits of any current or future collaborations.

Any forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that could cause actual results to differ materially and adversely from those set forth in or implied by any forward-looking statements. These risks, uncertainties and factors include, but are not limited to: risks related to Intellia’s relationship with third parties, including its licensors and licensees; risks related to the ability of Intellia’s licensors to protect and maintain their intellectual property position; uncertainties related to the authorization, initiation and conduct of studies and other development requirements for the new company’s product candidates; the risk that any one or more of the collaboration product candidates will not be successfully developed and commercialized; the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies; and the risk that Intellia’s collaboration with Regeneron or its other collaborations will not continue or will not be successful.. For a discussion of these and other risks, uncertainties, and other important factors, any of which could cause Intellia’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intellia’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), as well as discussions of potential risks, uncertainties and other important factors in Intellia’s other filings with the SEC, including those contained or incorporated by reference. Any forward-looking statements represent Intellia’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Intellia explicitly disclaims any obligation to update any forward-looking statements, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 3, 2023.

104	104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2023	Intellia Therapeutics, Inc.

	By:	/s/ John M. Leonard
	Name:	John M. Leonard
	Title:	Chief Executive Officer and President